Exhibit 10.3
WAIVER AND AMENDMENT NO. 9
December 17, 2010
          WAIVER AND AMENDMENT NO. 9 (this “Waiver and Amendment”) dated as of December 17, 2010, under that certain Amended and Restated Credit Agreement, dated as of September 12, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meaning set forth in the Credit Agreement), among NaviSite, Inc., a Delaware corporation (the “Borrower”), the Subsidiary Guarantors, the Lenders, CIBC World Markets Corp., as sole lead arranger (in such capacity, “Sole Lead Arranger”), as documentation agent (in such capacity, “Documentation Agent”), and as bookrunner (in such capacity, “Bookrunner”), CIT Lending Services Corporation, as syndication agent (in such capacity, “Syndication Agent”), and Canadian Imperial Bank of Commerce, acting through its New York agency, as issuing bank (in such capacity, “Issuing Bank”) and as administrative agent (in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties and the Issuing Bank.
W I T N E S S E T H :
          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to Borrower pursuant to the terms and conditions set forth therein.
          WHEREAS, Borrower and Clearblue Technologies/Dallas, Inc. (“CBT Dallas”) will enter into that certain Asset Purchase Agreement with Cologix Dallas, Inc. (“Buyer”) by joinder and as successor-in-interest to IX Investments, LLC, the original party to the Asset Purchase Agreement (the “Asset Purchase Agreement”) providing for the sale of all of the assets owned by CBT Dallas for aggregate gross cash proceeds of $12,750,000 and any working capital adjustments (the “Sale”);
          WHEREAS, Section 6.06 of the Credit Agreement permits Asset Sales provided that the aggregate consideration in respect of all Asset Sales shall not exceed $5.0 million;
          WHEREAS, the aggregate consideration to be received in connection with the Sale is in excess of the basket allowed under Section 6.06(b) of the Credit Agreement for Assets Sales that remains unused and available for Asset Sales;
          WHEREAS, Borrower has requested that the Administrative Agent and the Lenders agree, subject to the terms and conditions of this Waiver and Amendment, to waive the provisions set forth in Section 6.06 with respect to the Sale and to amend certain provisions of the Credit Agreement as provided for below in this Waiver and Amendment (the “Proposed Amendments”);
          WHEREAS, pursuant to Section 10.02(b) of the Credit Agreement, the consent of the Required Lenders is necessary to effect this Waiver and Amendment;
          WHEREAS, the Lenders party hereto (the “Consenting Lenders”) constitute the Required Lenders under the Credit Agreement;
          WHEREAS, the Administrative Agent and Consenting Lenders are willing to agree to the Proposed Amendments and to provide such waiver pursuant to Section 10.02(b) of the Credit Agreement, subject to the conditions set forth herein; and

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE ONE
LIMITED WAIVER; REDUCTION OF REVOLVING COMMITMENTS
          (a) The Consenting Lenders hereby waive the provisions of Section 6.06 of the Credit Agreement with respect to the Sale. The consideration to be received in connection with the Sale shall be excluded in determining the availability of the $5,000,000 maximum aggregate consideration basket as set forth in Section 6.06(b).
          (b) The Company acknowledges and agrees that pursuant to Section 2.01, after giving effect to the Sale, the Revolving Commitments shall automatically be reduced to $8,000,000 from and after the consummation of the Sale.
ARTICLE TWO
AMENDMENTS TO CREDIT AGREEMENT
          2.01 Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows (subject to the conditions precedent set forth in Article Four of this Waiver and Amendment):
          (a) Section 6.08 is amended by (i) deleting “and” at the end of clauses (b) and (c), (ii) replacing the period at the end of clause (d) with “; and” and (iii) adding the following as clause (e):
“(e) the retention, forfeiture or delivery to Borrower of Qualified Capital Stock from participants under its Amended and Restated 2003 Stock Incentive Plan, as amended (the “2003 Plan”) to satisfy tax obligations of such participants upon vesting of awards under the 2003 Plan, in whole or in part, with such Qualified Capital Stock retained, forfeited or delivered to be valued at the fair market value equal to the closing price of the Borrower’s common stock listed on the The Nasdaq Capital Market on the date of such retention, forfeiture or delivery of such Qualified Capital Stock; provided however, that the aggregate fair market value of such Qualified Capital Stock retained, forfeited or delivered shall not exceed the lesser of (i) $100,000 in any fiscal year in connection herewith or (ii) the Borrower’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income); provided further that Borrower may deduct any such tax obligations from any payment due to a participant under the 2003 Plan.”
          (b) Section 6.10(c)(ii) is amended by inserting the following after the second proviso and before the table:
“; provided further that solely for the purposes of determining the Level applicable to each of the fiscal quarters ending January 31, 2011, April 30, 2011, July 31, 2011 and October 31, 2011, Consolidated EBITDA for such applicable Test Period (i.e., the Test Period ending on the last day of the second fiscal quarter immediately preceding such fiscal quarter) shall be deemed to equal the sum of (i) actual Consolidated EBITDA for such Test Period and (ii) $2,500,000.”

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ARTICLE THREE
REPRESENTATIONS AND WARRANTIES
          3.01 Representations and Warranties. The representations and warranties of the Loan Parties contained in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of this date (other than representations and warranties which by their terms relate to an earlier date).
          3.02 No Default or Event of Default. Both immediately before and after giving effect to this Waiver and Amendment, no Default or Event of Default has occurred and is continuing.
          3.03 Authorization; Enforceability. Each Loan Party has the power and authority to execute, deliver and perform its obligations under this Waiver and Amendment and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of this Waiver and Amendment.
          3.04 Execution. This Waiver and Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          3.05 No Conflicts. The execution, delivery and performance of this Waiver and Amendment by each Loan Party (i) will not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, (ii) will not violate any Requirement of Law applicable to such Loan Party and (iii) will not violate or result in a default under any indenture or other material agreement or instrument binding upon such Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by such Loan Party or give rise to a right of, or result in, termination, cancellation or acceleration of any material obligation thereunder.
ARTICLE FOUR
CONDITIONS PRECEDENT TO EFFECTIVENESS
          The effectiveness of this Waiver and Amendment is subject to the prior satisfaction of the following conditions precedent:
          4.01 Execution by Loan Parties. Borrower shall have delivered to the Administrative Agent (or its counsel) a copy of this Waiver and Amendment manually executed and delivered by each Loan Party (which may be transmitted by facsimile or by email).
          4.02 Execution by Consenting Lenders and Agents. The Administrative Agent (or its counsel) shall have received from each Consenting Lender and each of the other parties hereto a counterpart of this Waiver and Amendment executed on behalf of such party (which may be transmitted by facsimile or by email).

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ARTICLE FIVE
AFFIRMATION AND ACKNOWLEDGMENT
          5.01 Acknowledgment and Affirmation. Each Loan Party hereby (i) expressly acknowledges and affirms the terms of the Credit Agreement and the other Loan Documents, (ii) ratifies and affirms after giving effect to this Waiver and Amendment its obligations under the Loan Documents (including guarantees and security agreements) executed by such Loan Party and (iii) after giving effect to this Waiver and Amendment, acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.
          5.02 Enforceability. Each Loan Party further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.
          5.03 Course of Dealing. Each Loan Party hereby acknowledges and agrees that the acceptance by the Administrative Agent, each Lender and each other Agent of this Waiver and Amendment shall not be construed in any manner to establish any course of dealing on any Agent’s or Lender’s part, including the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Loan Document with respect to any future amendment, waiver, supplement or other modification to any Loan Document or any arrangement contemplated by any Loan Document.
ARTICLE SIX
COVENANTS AND MISCELLANEOUS PROVISIONS
          6.01 Asset Purchase Agreement. Prior to entering into the Asset Purchase Agreement, the Borrower shall deliver a final execution copy of the Asset Purchase Agreement (together with all exhibits and schedules thereto) to the Administrative Agent and the Borrower shall not enter into the Asset Purchase Agreement unless the Asset Purchase Agreement is reasonably satisfactory to the Administrative Agent.
          6.02 Costs and Expenses. Borrower shall pay all reasonable, documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Waiver and Amendment and the documentation contemplated hereby, including the reasonable fees and out-of-pocket expenses of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent with respect thereto.
          6.03 Mandatory Prepayment. Borrower acknowledges and agrees that, within 5 Business Days following the receipt of the Net Cash Proceeds from the Sale, Borrower shall make pursuant to Section 2.10(c) of the Credit Agreement mandatory prepayments of the Term Loans and in accordance with Section 2.10(h) and (i) of the Credit Agreement in an amount equal to 100% of the Net Cash Proceeds from the Sale.
          6.04 Effect of Waiver and Amendment. Except as expressly set forth herein, this Waiver and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights or remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit

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Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
          6.05 Headings. The various headings of this Waiver and Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Waiver and Amendment or any provisions hereof.
          6.06 Execution in Counterparts. This Waiver and Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart by facsimile or email shall be effective as delivery of a manually executed counterpart.
          6.07 Cooperation; Other Documents. At all times following the execution of this Waiver and Amendment, each Loan Party shall execute and deliver to the Lenders and the Administrative Agent, or shall cause to be executed and delivered to the Lenders and the Administrative Agent, and shall do or cause to be done all such other acts and things as any of the Lenders and the Administrative Agent may reasonably deem to be necessary or desirable to confirm their obligations under the Loan Documents.
          6.08 Governing Law. This Waiver and Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
          6.09 Release. In further consideration of the Consenting Lenders’ execution of this Waiver and Amendment, each Loan Party hereby releases the Administrative Agent, the Collateral Agent and each Lender and each of their respective affiliates, officers, employees, directors, agents and attorneys (collectively, the “Releasees”) from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or equity) and obligations of every kind or nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that any Loan Party may have against the Releasees which arise from or in any way relate to the Credit Agreement, Obligations and/or Secured Obligations, any Collateral, any Loan Document, any documents, agreements, dealings or other matters in connection with or relating to any of the Loan Documents, and any third parties liable in whole or in part for the Obligations or Secured Obligations, in each case to the extent arising (x) on or prior to the date hereof or (y) out of, or relating to, actions, dealings or matters occurring on or prior to the date hereof (including, without limitation, any actions or inactions which any of the Releasees may have taken or omitted to take prior to the date hereof).
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          IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed by their respective officers hereunder duly authorized as of the date and year first above written.

NAVISlTE, INC.
By:	/s/ James W. Pluntze
	Name:	James W. Pluntze
	Title:	Chief Financial Officer

AVASTA, INC.
CLEARBLUE TECHNOLOGIES MANAGEMENT, INC.
CLEARBLUE TECHNOLOGIES/CHICAGO-WELLS, INC.
CLEARBLUE TECHNOLOGlES/LAS
VEGAS, INC.
CLEARBLUE TECHNOLOGIES/LOS ANGELES, INC.
CLEARBLUE TECHNOLOGIES/OAK BROOK, INC.
CLEARBLUE TECHNOLOGIES/VIENNA. INC.
CLEARBLUE TECHNOLOGIES/DALLAS, INC.
CLEARBLUE TECHNOLOGIES/NEW YORK, INC.
CLEARBLUE TECHNOLOGIES/SAN FRANCISCO, INC.
CLEARBLUE TECHNOLOGIES/SANTA CLARA, INC.
CONXION CORPORATION
INTREPID ACQUISITION CORP.
LEXINGTON ACQUISITION CORP.
MANAGEDOPS.COM, INC.
SUREBRIDGE ACQUISITION CORP.
SUREBRIDGE SERVICES, INC.
AMERICA’S JOB EXCHANGE, INC.
(FORMERLY KNOWN AS NAVISITE
ACQUISITION SUBSIDIARY, INC.)
JUPITER HOSTING, INC.
1100 TECHNOLOGIES, INC.
ALABANZA, INC. (FORMERLY KNOWN
AS NAVI ACQUISITION CORP.)
NAVISITE DISPOSITION, LLC
(FORMERLY KNOWN AS NETASPX, LLC)
NAVISITE DISPOSITION CORP.
(FORMERLY KNOWN AS NETASPX
ACQUISITION, INC.)
NCS HOLDING COMPANY
NETWORK COMPUTING SERVICES, INC.

By:	/s/ James W. Pluntze
	Name:	James W. Pluntze
	Title:	Chief Financial Officer

CIBC INC., as a Lender
By:	/s/ Eoin Roche
	Name:	Eoin Roche
	Title:	Executive Director

By:	/s/ Dominic Sorresso
	Name:	Dominic Sorresso
	Title:	Executive Director

CANADIAN IMPERIAL BANK OF COMMERCE, acting through its New York Agency, as Administrative Agent and Collateral Agent
By:	/s/ Dominic J. Sorresso
	Name:	Dominic J. Sorresso
	Title:	Executive Director

By:	/s/ Eoin Roche
	Name:	Eoin Roche
	Title:	Executive Director

CIT Lending Services Corporation, as a Lender
By:	/s/ Lance Zaremba
	Name:	Lance Zaremba
	Title:	Director

NAVIGATOR CDO 2006, LTD., as a Lender
By:	GE Asset Management Inc., as Collateral Manager

By:	/s/ John Campos
	Name:	John Campos
	Title:	Authorized Signatory

CRATOS CLO LTD, as a Lender
By:	Cratos CDO Management, LLC As Attorney-in-fact

By:	JMP Credit Advisors LLC its Manager

By:	/s/ Renee Lefebvre
	Name:	Renee Lefebvre
	Title:	Managing Director

Commercial Industrial Finance Corp., the Collateral Manager for: CIFC Funding 2007-11, Ltd. CIFC Funding 2007-II, Ltd., as a Lender
By:	/s/ Steve Vaccaro
	Name:	Steve Vaccaro
Title : Co-Chief Investment Officer

By:
Name:
Title:

By: NEWSTAR COMMERCIAL LOAN TRUST 2006-1, as Lender; NewStar Financial, Inc., as Servicer

By:	/s/ R. Scott Poirier
	Name:	R. Scott Poirier
	Title:	Managing Director

By: NEWSTAR COMMERCIAL LOAN TRUST 2009-1, as Lender; NewStar Financial, Inc., as Servicer

By:	/s/ R. Scott Poirier
	Name:	R. Scott Poirier
	Title:	Managing Director

Garrison Credit Investments I LLC, as a Lender
By:	/s/ Brian Chase
	Name:	Brian Chase
	Title:	Chief Financial Officer

Garrison Funding 2010-1 LLC, as a Lender
By:	/s/ Brian Chase
	Name:	Brian Chase
	Title:	Authorized Signer